Exhibit 10.9

The Maximum Amount of Financing Contract

Number: YT03 (financing) 20160008

Party A: Yantai Jinzheng Eco-technology Co., Ltd.

Address: Ruida Road, Laishan District, Yantai

Zip code: 264000

Legal representative: Yuebiao Li

Telephone: 0535-6264177       Fax: 0535-6264177

Basic account bank: Bank of Communication XingFu Branch

Party B: Huaxia Bank Co., LTD. of Yantai XingFu Branch

Address: No. 46, Xingfu Road, Zhifu District, Yantai

Zip code: 264000

Legal representative: Zhang Liang

Telephone: 0535-6857151               Fax: 0535-6857151

According to the provisions of relevant laws and regulations in our country, on the basis of follow the principle of fairness, after the consensus of the parties, conclude the following contract.

Article 1 The Maximum Financing Amount and Category

1.1 Party A, within the effective period of maximum financing amout (hereinafter referred to as “ effective period”), under this contract may apply to Party B for use of the maximum financing amount as follows: the currency, Chinese yuan, the amount (capital): twenty million yuan (if the business is in foreign currency, the amount is being converted to yuan based on the exchange rate on that business date).

This contract does not constitute financing obligations that Party B must provide financing to Party A, in any case, Party B shall be entitled to limit and adjust the valid date and maximum amount under this contract.

1.2 This contract under the maximum credit line of financing, includes, but is not limited to: loan, bills acceptance, bills discounting, trade finance, guarantee or other types of credit recognized by Party B.

1.3 During the effective period of this contract, the specific business types for which Party A is allowed to use the financing, amount, term, and usage shall prevail to the specific loan agreement under this contract. The two sides deal with corresponding use according to the specific loan agreement.

Specific loan agreement can be in the form of the contract signed by both sides and other legal documents submitted by Party A to Party B and approved by Party B, such as “ letter of credit.”

Article 2 The effective period

For the first article of this contract agreement, the effective period starts on July 19, 2016 and ends on June 30, 2017.

2.2 Party B has the right to review the usage of maximum financing amount under this contract at any time, and shall have the right to adjust the effective period.

Article 3 the guarantee

3.1 In order to ensure the creditor’s rights and debt repayment under this contract, Party A can take collaterals, pledges, guarantees, or several guarantees which are allowed by law, any guaranty contract should be signed by the guarantor and Party B separately.

3.2 When Party A and Party B sign specific loan agreements under this contract, Party B shall have the right to require Party A to provide additional guarantees besides those under this article.

Article 4 the usage of maximum credit amount

4.1 Before each use of the financing amount, Party A should put forward a written application to Party B ten working days in advance, and Party B has the right to review.

After review and consent by Party B, both parties shall sign corresponding specific loan agreements.

4.2 during the effective period, Party A may pay down the credit line and apply to use it again in the amount that has been paid off, the credit line which is not used in the period is null and void automatically after the expiration of the effective period.

4.3 Party A must apply to use the financing amount within the effective period as described in Article 2, each specific loan agreement signing date shall not exceed the deadline of the effective period, and the date of issue of each loan or the date of Party B’s acceptance, the date of the letter of credit, the date of delivery against bank guarantee should not exceed the deadline of the effective period.

If Party B adjusts or both parties agree to extend the effective period, then the deadline shall be the deadline after adjustment. The effective period for use of the maximum amount on every loan shall be in accordance with the specific loan agreement, and its term are not restricted by the expiration of the effective period.

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4.4 under this contract, for the business of bills of exchange, letters of guarantee, international trade finance, the terms for fees, the interest rates and exchange rates, the discount rate for bills discounting shall be agreed in each specific loan agreement by Party A and Party B.

Article 5 Statement and Guarantee of Party A

Party A states and guarantees to Party B as follows:

5.1 Party A is incorporated and validly existing according to law, shall have the right to dispose of its assets, and shall have the right to operate the relevant business under loan agreements, and has the right to sign and perform this contract and other related specific contracts.

5.2 Party A has the approval from its board of directors or proper officers of the company to sign this contract and its loan agreements, and obtain all the necessary authorization.

5.3 The entry into this contract by Party A does not violate any laws and contracts, including but not limited to guarantee agreements signed with others, or a commitment contract of guarantee to others.

5.4 All documents and data provided are true, accurate, legal and effective.

5.5 There are no known environmental risks or significant litigation.

Article 6 The Rights and Obligations of Party A

6.1 During this contract and its specific business period, Party A shall according to the request of Party B, cooperate with the inspection requests, and timely provide including but not limited to the following:

6.1.1 business licenses, organization code certificates, certificates of legal representation, necessary personal information, members of the board of directors, list of major principals, business licenses, tax registration certificates, tax documents and loan agreements;

6.1.2 all bank records, accounts and information on deposits and lending;

6.1.3 in accordance with the requirements of Party B audited balance sheet, income statements, statements of changes in owner’s equity, sales information, cash flow statements, and notes to financial statements;

6.1.4 production management plan, statistics, engineering budget data;

6.1.5 information on all external guarantees (including those to any organization of Party B);

6.1.6 information on all affiliated enterprises and relationships with Party A, and information on related parties transactions that have already happened or are impending and transactions that represent more than ten percent of net asset value of Party A, and information on the guarantees among entities controlled by Party A;

6.1.7 litigation, arbitration, administrative penalties, management and staff personal debt disputes, criminal matters.

6.2 Party A shall use the credit line in compliance with law and this contract as well as the specific loan agreements entered into under this contract.

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6.3 Party A should i) submit a written notice to Party B ii) and make the debt liability repayment under this contract (need to obtain the written consent from party B first), or provide new guarantees approved by Party B in written form at least 30 days in advance of the following activities: including but not limited to contracting, leasing, trust, asset restructuring, debt restructuring, shareholding system reform, pool, mergers, division, property right transfers, joint venture (cooperative), reduction in its registered capital or ceasing business operations, applications for reorganization, the dissolution and bankruptcy, otherwise the above activities should not be undertaken before all debts in the contract are paid off.

6.4 Party A shall provide written notice to Party B three days in advance before it ceases its business operations, closes, dissolves or applies or files for reorganization, bankruptcy or other legal status changes, and take full effective measures to protect Party B’s rights.

6.5 Party A should give written notice to Party B three days in advance when its normal business operations are endangered or if Party A believes credit claims of Party B are endangered, and take full effective measures to protect Party B's rights.

6.6 If Party A has not paid off the principal and interest under this contract, it may not, without the written consent of Party B, sell specific assets, prepay other long-term debts, or provide additional debt guarantees for a third party.

6.7 Party A is not allowed to sign contracts with any third party that are against the rights and interests of Party B under this contract and specific loan agreements.

6.8 For changes such as the name, residence, legal representative, or other major changes, such as changes in executives, Party A should give written notice to Party B within 7 days after the change.

6.9 Party A shall pay under this contract the principal and interest and accrued expenses on time.

6.10 If Party A uses the credit line for purposes of international trade financing business (including packaged loans, import and export trade, open letters of credit, letters of guarantee, discount and acceptance) Party A guarantees: to strictly abide by the international chamber of commerce for the business in the uniform customs and practice for documentary credit (latest version), “the uniform rules for collections” collections (URC522) and other relevant international practices, and not damage the interests of Party B's credit standing and commercial interests due to the disputes with others.

6.11 If due to the breach of this contract and any specific loan agreement by Party A, which causes Party B to initiate creditor’s rights proceedings through litigation, arbitration or other actions, Party A shall pay Party B’s appraisal fees, valuation fees, auction fees, arbitration fees, notary fees, legal fees, and other reasonable expenses and fees incurred by Party B when performing its creditor’s rights.

6.12 When Party A belongs to a group of companies that has several members (legal entities or companies):

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6.12.1 shall provide to Party B the relevant group company related information, including but not limited to members of the group client name, legal representative, actual controllers, registered capital, the main business, equity structure, senior management, financial condition, material assets project, and guarantees.

6.12.2 shall timely report to Party B in writing the related party transactions that are more than ten percent of the net asset value, including but not limited to the parties relationship, the nature of the trading projects and trading, description of the transaction, or the corresponding proportion and pricing policies.

6.13 Party A should strengthen the environmental and social risk management, and accept and cooperate with Party B or its approved third party for supervision and inspection requests of Party B, and timely submit to Party B environmental and social risk reports.

Article 7 The Rights and Obligations of Party B

7.1 Party B has the right to according to the relevant management regulations of Huaxia Bank and credit approval process to decide whether to sign the specific loan contracts with Party A, and shall have the right to do an inspection and supervision of the business situation of Party A at any time.

7.2 Party B agrees that the usage of the financing amount by Party A shall be in accordance with the specific loan agreement and in a timely manner.

7.3 Party B shall keep confidential relevant debt, property, production, management and other aspects of the data and information provided by Party A to Party B, but with exception of those related to laws and regulations and regulatory policy.

Article 8 Credit Risk Control

8.1 During the period of using the maximum financing under this contract, to meet the requirements of Party B’s risk control, Party A ensures to continuously meet the following financial indicators requirements: / if the specific loan agreement has other provisions, the specific loan agreement shall prevail.

8.2 During the period of using the maximum financing under this contract, to meet the requirements of Party B's risk control, Party A ensures that the business settlement is according to the following agreement:

If Party B is the main clearing bank of Party A, then Party A's main settlement/clearing business must be done through its accounts at Party B.

If Party B is not the main settlement/clearing bank of Party A, then Party A must provide statements or other relevant materials of the main settlement account to Party B each month.

Article 9 Repayment in Advance

9.1 In the process of performance of this contract, Party B has the right to require repayment in advance according to the following conditions:

9.1.1 Party A provides false materials or conceals important financial facts;

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9.1.2 Changes the use of funds without Party B’s agreement or Party A engages in illegal and improper trading with financing funds;

9.1.3 Party A violates any contract, agreement, guarantees signed with others (including Party B in this contract), or promises made unilaterally; or commits serious breaches to other debts obligations;

9.1.4 the guarantee ability of the guarantor to this contract is not sufficient, or the pledged property or the collaterals are expropriated, damaged, or its value decreases significantly, and Party A can't provide a new guarantee according to the request of Party B;

9.1.5 during the effective period of this contract, Party A clearly states or with their own behavior shows that it can’t follow or perform according to this contract or specific loan agreement obligations;

9.1.6 Party A transfers assets, capital, incurs debts, and engages in behavior that damages Party B's interests;

9.1.7 Party A fails to fulfill its commitment under Article 5 of the contract or fails to perform the obligations as agreed in the contract or specific loan agreements;

9.1.8 Refuses to accept Party B’s supervision and inspection to its credit funds usage and relevant business activities;

9.1.9 Party A uses false contracts entered between related parties, drafts with no real trade backing, accounts receivable and other claims or improper financing to obtain financing from Party B

9.1.10 Using transactions with affiliates to evade creditor’s rights and interests of Party B;

9.1.11 Without Party B’s written consent and if debt is still owed under this contract or specific loan agreements, or without providing Party B with new guarantees approved by Party B, when there are changes to Party A’s mode of operation, its own system, or legal status, including but not limited to, contracting, leasing, trust, asset restructuring, debt restructuring, shareholding system reform, pool, mergers, division, property right transfer, joint venture (cooperative), reductions to its registered capital, applications for dissolution (or cancelations), applications for restructuring, reconciliation and bankruptcy.

9.1.12 If the group of companies that Party A belongs to overall credit conditions, operating and financial conditions appear in serious crisis, and pose major threats to Party B loan rights;

9.1.13 Party A sells, transfers or otherwise disposes of any major assets; operating and financial conditions deteriorate, which lead to it not being able to repay debts; or involves major economic litigation or arbitration, and other legal disputes, involving major administrative penalties, which may have a negative impact or serious consequence on Party B’s rights and claims;

9.1.14 Party A is in the situation of termination, dissolution, suspension, closure, being ordered to close down, or its business license is being revoked and cancellation;

9.1.15 violation of this contract by Party A, or the guarantor under this contract is in violation of any obligation of the guaranty contract, which Party B deems to have adverse impact on its creditor's claims;

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9.1.16 Party A due to violation of food safety, production safety, environmental protection, and other environmental and social risk management laws, regulations or industry standards, resulting in an accident with significant liability, causes significant environmental and social risk events, has or may affect its obligations and performance under this contract or specific loan agreement.

9.2 Applying for prepayment, Party A shall submit a written application ten working days in advance to Party B; after Party B's written consent, it should be treated in the following way:

Applied: Party B collects interest according to the specific loan agreement under this contract lending rates and the actual use of days;

Not applied: other than collecting interest in accordance with the specific loan agreement under this contract of loan interest rate and the actual use days, Party B according to the prepayment amount % charges compensation. But the compensation amount shall not exceed the prepayment amount * specific business contract lending rates / 360 x number of days in advance.

Article 10 The Contract Comes into Effect, Transfer and Change

10.1 This contract is effective from the date of both parties execution of the contract; but before Party A and the guarantor at the request of Party B enter into a guaranty contract and complete guarantee procedures agreed in the guaranty contract and the guaranty contract has become effective/collateral has been set up/pledge has been set up, Party B has no obligation to allow Party A to use any of the credit line.

10.2 Party A agrees that, after the contract comes into force, Party B can transfer the creditor's rights and claims under this contract and the specific loan agreement in whole or in part to a third party.

10.3 After this contract comes into force, if Party A transfers the debt under this contract and the specific loan agreement in whole or in part to a third party, Party A shall submit the written documents to Party B that the guarantor agrees to continue to undertake the obligation to guarantee or provide a new guarantee and this must be agreed by Party B in writing.

10.4 After this contract comes into force, neither party can make changes without authorization and agreement from the other party. If change is needed, both parties shall reach a written change agreement.

Article 11 Confidentiality

Either party bears the confidentiality obligation to the commercial secrets, contract terms and any information related to the interests of the other party obtained during the contract signing process and in the course of implementation of the contract. Unless otherwise required by the laws and regulations and regulatory policy, without the consent of the other party, either party shall disclose to any third party such information.

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Article 12 Governing Law and Dispute Resolution

12.2 This contract is governed by the laws of the People's Republic of China.

12.2.1 All disputes related to this contract and/or specific loan agreements shall be negotiated for solution; If negotiation fails, any party can solve in the following way, unless there are agreed provisions in the specific loan agreement for the jurisdiction of the dispute:

Applied: Prosecution in the people's court in the venue of of Party B’s address;

Not applied: apply for arbitration to the arbitration commission.

Article 13 Notice and Delivery

During the effective period of the contract, if there are changes to the contract information on the first page of the contract (the name of the legal person, the legal representative of Party A, residence, telephone and other information) and Party A fails to send written notice to Party B, and Party B sends all the documents to Party A according to the information contained in this contract, it shall be deemed as delivered.

Article 14 the bylaws

14.1 Any specific loan agreement made by the parties under this contract are part of this contract, and are made as a whole; if the specific loan agreements are inconsistent with this contract, the specific loan agreements shall prevail.

14.2 Party A authorizes Party B according to the provisions of relevant laws and regulations or other normative documents or financial regulatory requirements, to provide information about the contract and other relevant information to the credit information database of the people's bank of China or other credit databases established in accordance with laws, which allows organizations or individuals with appropriate qualifications to query and use. In addition, Party A authorizes Party B the right to search and query the relevant information of Party A at the credit information database of the people's bank of China and other lawfully established credit databases for the purpose of setting up the contract and fulfilling contract obligations.

14.3 ..This contract uses the check mark √ or applied and X when choices are provided within the contract. “√” denotes the clause would be applied and “X” means the clause would not be applied.

14.4 Party A has one copy of this contract, Party B has two copies and the guarantor/copy, all these have the same legal effect.

14.5 other matters as agreed upon by both parties

1, the above products and services provided under the contract price (including price, income, expenses, etc.) all include VAT price quotation.

2, if the contract involves two or more tax or levy rates, its corresponding tax rates are calculated respectively.

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14.6 Party B has taken a reasonable way to remind Party A to pay attention to the terms under this contract that exclude or limit Party B's responsibility and provide sufficient explanation to the related terms and conditions at the request of Party A.; There is no disagreement on the interpretation and understanding of the terms and conditions of the contract by both parties.

Party A:	(Seal)

Main Person in Charge or Authorized Representative:

(Signature)

/s/ Yuebiao Li
Yuebiao Li
Date: July 19, 2016

Party B:	(Seal)

Legal Representative/Main Person in Charge or Authorized Representative:

(Signature)

/s/ Zhang Liang
Zhang Liang
Date: July 19, 2016

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